UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 23, 2007

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On March 23, 2007 NovaDel Pharma Inc., a Delaware corporation (“NovaDel”), issued a press release announcing that its licensee for ondansetron oral spray, Hana Biosciences Inc. (“Hana Biosciences”), has notified NovaDel that it intends to re-direct the development plan for ZensanaTM by using NovaDel’s patent-protected European formulation of the product. ZensanaTM is an oral spray formulation of ondansetron targeted for the prevention of chemotherapy-, radiotherapy-induced and post-operative nausea and vomiting. Hana Biosciences announced its plan to withdraw, without prejudice, its pending New Drug Application (“NDA”) for ZensanaTM with the Food and Drug Administration (“FDA”). Subject to the successful scale-up and manufacturing test of NovaDel’s European formulation of ondansetron, Hana expects to conduct the appropriate clinical trials and re-file the NDA for ZensanaTM in 2008. The full text of the press release is set forth in Exhibit 99.1 hereto and incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated March 23, 2007, titled “NovaDel’s European Formulation of Ondansetron

Targeted for U.S. ZensanaTM.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Michael E. Spicer
Name:	Michael E. Spicer
Title:	Chief Financial Officer and Corporate Secretary

Date: March 23, 2007